Onstream Media Corporation Reports Third Quarter Fiscal 2012 Results

-- Reports Record High Revenues and Positive Cash from Operating Activities (before changes in working capital items) –

- Management to Hold Conference Call for Investment Community on Wednesday, August 15, 2012 at 4:30pm ET -

POMPANO BEACH, FL, August 14, 2012 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing, reported today its financial results for the third quarter of fiscal 2012, the nine and three months ended June 30, 2012.

Third Quarter Highlights

•

Revenues for the three months ended June 30, 2012 were over $4.8 million, representing a record for Onstream Media. Third quarter revenues, which were approximately 4% higher than the third quarter of fiscal 2011, also represented the eighth consecutive quarter where revenues increased from the corresponding quarter of the previous fiscal year.

•	Revenues from the Audio and Web Conferencing Services Group improved by 8.8% to $2.7 million during the fiscal 2012 third quarter, versus the comparable year-ago period.
•	Revenues for the three months ended June 30, 2012, were sufficient to fund operating cash expenditures plus all capital expenditures and major debt service expenditures (as defined) for that period.
•	Onstream’s EBITDA, as adjusted, for the three months ended June 30, 2012 was approximately $245,000, an approximately 227% improvement as compared to EBITDA, as adjusted, of approximately $75,000 for the third quarter of fiscal 2011.

Management Commentary

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, “We are pleased to report a new revenue record for the most recently completed fiscal quarter, continuing such records achieved over our past seven quarters. We were also pleased to continue to report positive cash flow from operating activities (before changes in current assets and liabilities other than cash) for the first nine months of this fiscal year, continuing and exceeding the pace set in fiscal 2011 when we reported our first full fiscal year having positive cash provided by operating activities (before changes in current assets and liabilities other than cash). In addition, we were especially glad to report not only positive operating cash flow, but for the first time in the Company’s history, positive operating cash flow sufficient to cover all capital expenditures and major debt service expenditures (as defined) for that period.”

Mr. Selman added, “Looking forward to the remainder of fiscal 2012, we believe that our core businesses, including conferencing and webcasting, are well positioned to continue to drive our revenue growth, allowing for the seasonality we usually see in the fourth fiscal quarter. Although webcasting revenues are running behind the prior year, we believe that the future of this division will be favorably impacted by the comprehensive update to our webcasting platform which we expect to release during the first quarter of fiscal 2013. In addition, we recently implemented a new MarketPlace365 (MP365) pricing model that establishes MP365 as a value-added platform to assist the customer in using our webcasting services and more particularly, our webinar services. In addition, our new model enables various components of the platform to be used separately opening up new opportunities for MarketPlace365.”

Financial Discussion

Three Months Results

Our consolidated revenues of over $4.8 million for the three months ended June 30, 2012 represented a new record high for Onstream Media. Those revenues represented an increase of approximately $182,000, or 3.9%, over our revenues for the three months ended June 30, 2011, with such increase due to higher sales from the Company's Audio and Web Conferencing Services Group. Those consolidated revenues of approximately $4.8 million for the three months ended June 30, 2012 also represented an increase of $151,000, or 3.3%, over our revenues for the immediately preceding quarter, the three months ended March 31, 2012.

Audio and Web Conferencing Services Group revenues were approximately $2.7 million for the three months ended June 30, 2012, an increase of approximately $216,000, or 8.8%, from the corresponding quarter of the prior fiscal year, primarily due to an increase in the Infinite division’s audio conferencing revenues.

Digital Media Services Group revenues were approximately $2.1 million for the three months ended March 31, 2012, a decrease of approximately $33,000, or 1.5%, from the corresponding period of the prior fiscal year, primarily due to a decrease in webcasting division revenues, partially offset by an increase in DMSP and hosting revenues.

Revenues for the three months ended June 30, 2012, were sufficient to fund operating cash expenditures plus all capital expenditures and major debt service expenditures for that period.  Major debt service expenditures is defined as the monthly principal and interest payments on a major scheduled note owed by Onstream plus interest payable in cash on all other debts.

Gross margin of approximately $3.2 million for the three months ended June 30, 2012, representing 66.6% of total revenues, was an increase of 0.4% as compared to the year-ago quarter.

Onstream’s third quarter fiscal 2012 net loss of approximately $244,000, or $(0.02) per share, was based on approximately 12.3 million weighted average shares outstanding and represented a 49.8% decrease from the third quarter fiscal 2011 net loss of approximately $486,000, or $(0.05) per share, which was based on approximately 10.3 million weighted average shares outstanding. These losses included non-cash expenses for depreciation and amortization (approximately $340,000 and $364,000, for the three months ended June 30, 2012 and 2011, respectively) as well as other non-cash expenses, which are discussed in more detail below.

Onstream’s EBITDA, as adjusted, for the three months ended June 30, 2012 was approximately $245,000, an approximately 227% improvement as compared to EBITDA, as adjusted, of approximately $75,000 for the third quarter of fiscal 2011.

Cash flow from operating activities (before changes in current assets and liabilities other than cash) for the three months ended June 30, 2012 was approximately $372,000, compared to cash provided by operating activities of approximately $328,000 for the three months ended June 30, 2011.

Nine Months Results

Onstream’s consolidated revenues were approximately $14.0 million for the nine months ended June 30, 2012 representing an increase of approximately $626,000, or 4.7%, over our revenues for the nine months ended June 30, 2012. This increase was due to higher sales from the Company's Audio and Web Conferencing Services Group, and in particular the Infinite division.

Gross margin of approximately $9.2 million for the nine months ended June 30, 2012, representing 66.0% of total revenues, was an increase of 2.9% versus the comparable year-ago period.

Onstream’s net loss of approximately $1.6 million, or $(0.13) per share, for the first nine months of fiscal 2012 was based on approximately 12.1 million weighted average shares outstanding and represented a 39.5% decrease from the net loss for the first nine months of fiscal 2011 of approximately $2.7 million, or $(0.28) per share, which was based on approximately 9.5 million weighted average shares outstanding. These losses included non-cash expenses for depreciation and amortization (approximately $1.1 million, for each of the nine months ended June 30, 2012 and 2011) as well as other non-cash expenses, which are discussed in more detail below.

Onstream’s EBITDA, as adjusted, for the nine months ended June 30, 2012 was negative by approximately $44,000, an approximately 93% improvement as compared to EBITDA, as adjusted, for the comparable year-ago period, which was negative by approximately $611,000.

Onstream’s net loss of approximately $1.6 million for the nine months ended June 30, 2012 included approximately $2.2 million of non-cash items (non-cash expenses, net of non-cash income), resulting in approximately $552,000 positive cash flow from operating activities (before changes in current assets and liabilities other than cash) for that period. The primary non-cash expenses included in that net loss were depreciation and amortization and certain items (employee compensation, professional fees and interest) paid with equity.  The $552,000 positive cash flow from operating activities (before changes in current assets and liabilities other than cash) for the nine months ended June 30, 2012 represented an improvement of approximately $268,000, as compared to cash provided by operating activities of approximately $284,000 in the corresponding period of the previous fiscal year. Cash flow from operating activities (before changes in current assets and liabilities other than cash) was positive for all three quarters of fiscal 2012.

Teleconference

Management will hold a conference call on Wednesday, August 15, 2012 at 4:30 p.m. ET to discuss our financial results for the nine and three months ended June 30, 2012, as well as provide an outlook for the remainder of fiscal 2012. Management discussion will be followed by an open Q&A session. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=88713 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=88713.

About Onstream Media

Onstream Media Corporation (NASDAQ:ONSM) is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company's MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Media Relations:	Investor Relations:
Chris Faust FastLane Communications 973-582-3498 cfaust@fast-lane.net	Wolfe Axelrod Weinberger Associates, LLC Donald C. Weinberger; Adam Lowensteiner (212) 370-4500; (212) 370-4505 don@wolfeaxelrod.com adam@wolfeaxelrod.com

Financial Tables Follow

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended June 30,		Three months ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUE:
Audio and web conferencing	$6,393,755	$5,598,118	$2,131,118	$1,947,602
Webcasting	4,539,336	4,694,866	1,601,266	1,686,296
DMSP and hosting	1,439,437	1,532,467	517,883	474,314
Network usage	1,472,305	1,442,542	523,190	495,432
Other	133,343	83,789	34,265	21,556
Total revenue	13,978,176	13,351,782	4,807,722	4,625,200

COSTS OF REVENUE:
Audio and web conferencing	1,906,838	1,743,590	583,094	576,290
Webcasting	1,351,731	1,206,779	482,172	412,806
DMSP and hosting	758,965	727,251	297,231	210,651
Network usage	697,688	645,050	234,117	216,565
Other	41,970	71,367	7,235	17,430
Total costs of revenue	4,757,192	4,394,037	1,603,849	1,433,742

GROSS MARGIN	9,220,984	8,957,745	3,203,873	3,191,458

OPERATING EXPENSES:
General and administrative:
Compensation	6,046,069	6,558,735	1,939,800	2,162,279
Professional fees	1,568,340	1,434,726	421,817	424,863
Other	1,692,581	1,629,460	610,145	571,877
Depreciation and amortization	1,054,721	1,117,425	340,099	363,987
Total operating expenses	10,361,711	10,740,346	3,311,861	3,523,006

Loss from operations	(1,140,727)	(1,782,601)	(107,988)	(331,548)

OTHER EXPENSE, NET:
Interest expense	(565,795)	(1,024,117)	(180,598)	(480,265)
Gain from adjustment of derivative liability to fair value	46,818	81,138	31,867	283,144
Other income, net	42,210	51,627	12,657	42,958

Total other expense, net	(476,767)	(891,352)	(136,074)	(154,163)

Net loss	$(1,617,494)	$(2,673,953)	$(244,062)	$(485,711)

Loss per share – basic and diluted:

Net loss per share	$(0.13)	$(0.28)	$(0.02)	$(0.05)
Weighted average shares of common stock outstanding – basic and diluted	12,064,398	9,514,683	12,344,727	10,307,645

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA AND EBITDA, AS ADJUSTED

	Nine months ended June 30,		Three months ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net loss	$(1,617,494)	$(2,673,953)	$(244,062)	$(485,711)
Add: Depreciation and amortization	1,054,721	1,117,425	340,099	363,987
Add: Interest expense	565,795	1,024,117	180,598	480,265
EBITDA	$3,022	$(529,389)	$276,635	$358,541

EBITDA	$3,022	$(529,389)	$276,635	$358,541
Gain from adjustment of derivative liability to fair value	(46,818)	(81,138)	(31,867)	(283,144)
EBITDA, as adjusted	$(43,796)	$(610,527)	$244,768	$75,397

EBITDA is defined as earnings before interest, depreciation, income taxes and amortization.

EBITDA, as adjusted, represents EBITDA, as defined above, adjusted for gain from adjustment of derivative liability to fair value.

EBITDA and EBITDA, as adjusted, are non-U.S. GAAP financial measures.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted, is commonly used by financial analysts and others who follow our industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP). EBITDA and EBITDA, as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	September 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$362,724	$290,865
Accounts receivable, net of allowance for doubtful accounts	2,397,539	2,453,390
Prepaid expenses	367,487	580,185
Inventories and other current assets	143,928	139,099
Total current assets	3,271,678	3,463,539
PROPERTY AND EQUIPMENT, net	2,709,828	2,714,676
INTANGIBLE ASSETS, net	404,603	785,927
GOODWILL, net	10,696,948	10,696,948
OTHER NON-CURRENT ASSETS	146,215	104,274
Total assets	$17,229,272	$17,765,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,532,936	$1,573,703
Accrued liabilities	1,359,212	1,193,473
Amounts due to directors and officers	624,859	396,392
Deferred revenue	60,025	96,437
Notes and leases payable – current portion, net of discount	1,837,984	1,533,966
Convertible debentures, net of discount	432,379	407,790
Total current liabilities	5,847,395	5,201,761
Notes and leases payable, net of current portion	4,465	11,962
Convertible debentures, net of discount	807,784	1,031,870
Detachable warrants, associated with sale of common shares and Series A-14 Preferred	141,393	188,211
Total liabilities	6,801, 037	6,433,804

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A-13 Convertible Preferred stock, par value $.0001 per share, authorized 170,000 shares, 17,500 and 35,000 issued and outstanding, respectively	2	3
Series A-14 Convertible Preferred stock, par value $.0001 per share, authorized 420,000 shares, 420,000 issued and outstanding	42	42
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 12,492,217 and 11,779,521 issued and outstanding, respectively	1,248	1,177
Additional paid-in capital	141,013,138	140,291,514
Unamortized discount	(62,536)	(146,418)
Accumulated deficit	(130,523,659)	(128,814,758)
Total stockholders’ equity	10,428,235	11,331,560
Total liabilities and stockholders’ equity	$17,229,272	$17,765,364

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